     As filed with the Securities and Exchange Commission on May 25, 2000
                                                   Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                                  SENETEK PLC
            (Exact name of registrant as specified in its charter)

             England                                Senetek PLC                             77-0039728
 (State or Other Jurisdiction of                  620 Airpark Road                       (I.R.S. Employer
 Incorporation or Organization)                Napa, California 94558                 Identification Number)
                                                   (707) 226-3900

                                      (Name, address, including ZIP code, and
                                     telephone number, including area code, of registrant's principal executive offices)

                               Frank J. Massino
                                  Senetek PLC
                               620 Airpark Road
                            Napa, California 94558
                                (707) 226-3900
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                --------------

                                  Copies to:
                             Jeffrey T. Pero, Esq.
                         Bradley A. Bugdanowitz, Esq.
                               Latham & Watkins
                       505 Montgomery Street, Suite 1900
                        San Francisco, California 94111
                                (415) 391-0600

                                --------------

  Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
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                                                           Proposed
                                            Proposed       Maximum
 Title of each class of                     Maximum       Aggregate      Amount of
    Securities to be       Amount to be  Offering Price    Offering     Registration
       Registered           Registered    Per Share(1)     Price(1)         Fee
------------------------------------------------------------------------------------
 Ordinary shares, par
  value 5p per share,
  each represented by
  one American
  Depositary Share(2)..   10,012,121(3)     $1.5625     $15,643,939.06   $4,130.00
------------------------------------------------------------------------------------
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
(1) Estimated solely for the purpose of computing the amount of registration fee, based on the average of the high and low prices for American Depositary Shares representing Ordinary shares as reported on the NASDAQ SmallCap Market on May 23, 2000, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.
(2) American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the equity shares registered hereby are registered pursuant to a separate registration statement on Form F-6 (33-71618).
(3) Includes 7,527,618 American Depositary Shares representing Ordinary shares issuable upon exercise of currently exercisable warrants.

                                --------------

  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. The + +Selling Stockholders may not resell these securities until the registration + +statement filed with the Securities and Exchange Commission is effective. + +This prospectus is not an offer to sell these securities and this prospectus + +is not soliciting an offer to buy these securities in any state where the +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                   PROSPECTUS

                   SUBJECT TO COMPLETION, DATED MAY 25, 2000

                                  SENETEK PLC

                     10,012,121 American Depositary Shares

                      Each Representing One Ordinary Share

  This Prospectus relates to the public offering, which is not being underwritten, of an aggregate of 10,012,121 American Depositary Shares, or ADSs, each representing one ordinary share of Senetek PLC, a company organized under the laws of England, which may be offered and sold from time to time by the Selling Stockholders named herein for their own benefit. Whether any such sales will be made and the timing and amount of any sales are within the sole discretion of each Selling Stockholder.

  The ADSs may be offered by the Selling Stockholders from time to time in one or more transactions in the over-the-counter market at prices prevailing therein, in negotiated transactions at such prices as may be agreed upon, or in a combination of such methods of sale. The price at which any of the ADSs may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. We will pay all expenses incident to the offering and sale of the ADSs to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

  The ADSs are traded in the over-the-counter market on the NASDAQ SmallCap Market. On May 24, 2000, the closing price of the Company's ADSs was $1.50 (NASDAQ Symbol: SNTKY).

                 THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.
                      SEE "RISK FACTORS" ON PAGE 4 HEREOF.

  The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                               ------------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ------------------

                                       , 2000.

  We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

                               Table of Contents

                                                                            Page
                                                                            ----
Where You Can Find More Information........................................   2
Disclosure Regarding Forward-Looking Statements............................   4
Risk Factors...............................................................   4
The Company................................................................   8
The Selling Stockholders...................................................   9
Description of Securities..................................................  10
Use of Proceeds............................................................  15
Plan of Distribution.......................................................  15
Legal Matters..............................................................  16
Experts....................................................................  16

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement contains additional information about us and our common stock. You may inspect the registration statement and exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.

  The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

 .  Quarterly Report on Form 10-Q for the quarterly period ending March 31,
   2000 filed with the Commission May 15, 2000;

 . Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Commission March 30, 2000;

 . Description of our Ordinary shares contained in our registration statement on Form 8-A filed with the Commission on June 4, 1986;

 . All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the offering the Ordinary shares thereby is stopped (other than those portions of such documents described in paragraphs (i), (k), and (l) of Item 402 of Regulation S-K promulgated by the Commission).

  You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                              Investor Relations

                                  Senetek PLC
                               620 Airpark Road
                            Napa, California 94558
                                (707) 226-3900

  You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  We have included statements in this prospectus which contain words or phrases such as "may," "will," "will likely result," "believe," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "contemplate," "seek to," "future," "objective," "goal," "project," "should" and similar expressions or variations of such expressions, that are "forward-looking statements." Actual results may differ materially from those suggested by the forward-looking statements due to risks or uncertainties associated with our expectations with respect to, but not limited to, our ability to implement our strategy, our growth and expansion, the outcome of any disputes with third parties and the risk factors set forth below.

                                 RISK FACTORS

We have a history of losses.

  Although we were formed almost 16 years ago in October 1983, our business is subject to the risks inherent in the establishment of a relatively new business enterprise in the field of biopharmaceuticals. The likelihood of the success of our business must be considered in the light of the problems, expenses, difficulties and delays frequently encountered in connection with the development of new products and the competitive and regulatory environment in which we are operating. Since inception, we have only produced $29,361,000 in gross revenues and have had cumulative losses of $85,195,000 (including net losses of $11,862,000 and $1,365,000 for the year ended December 31, 1999 and the quarterly period ended March 31, 2000, respectively). As a result our independent auditors have added an explanatory paragraph to their report on the December 31, 1999 financial statements that these losses raise substantial doubt about our ability to continue as a going concern. Although certain of our products may be marketed in the fourth quarter of 2000, there can be no assurance that marketing will begin when we anticipate, if at all, or that revenues from our other products, including Kinetin, will rise to a level that will allow us to operate profitably during the fiscal year ending December 31, 2000.

Our operating results may fluctuate significantly, and any failure to meet financial expectations may disappoint securities analysts or investors and result in a decline in our stock price, causing investor losses.

  Our operating results have fluctuated in the past and are likely to do so in the future. These fluctuations could cause our stock price to decline.

  If revenue declines in a quarter, whether due to a delay in recognizing expected revenue or otherwise, our earnings will decline because many of our expenses are relatively fixed in the short-term. In particular, research and development and general and administrative expenses are not affected directly by variations in revenue.

  Due to fluctuations in our revenue and operating expenses, we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our stock price could fluctuate significantly or decline.

We may need additional financing in order to continue our operations.

  In the event that we are unable to obtain further funding, or the costs of development and operations prove greater than anticipated, we may be required to further curtail our operations or seek alternative financing arrangements. Additional financing may not be available to us on favorable terms or at all. If we have insufficient funds or are unable to raise additional funds, we may be required to delay, reduce or cease certain of our programs. This would materially and adversely affect our business.

We may be unable to develop commercially successful products

  Our product launches to date have generated limited revenues. We have product candidates in various stages of development and will undertake substantial additional research and development and preclinical and clinical testing of our products. These efforts may not result in the development of any commercially successful products.

  Some of our potential products are subject to the risks of failure inherent in the development of new biopharmaceutical products including the risks that:

 .  a product candidate fails in preclinical studies;

 . a potential product is not shown to be safe and effective in clinical trials;

 .  we fail to obtain regulatory approval for the product;

 . we fail to produce a product in commercial quantities at an acceptable cost; and

 .  a product does not gain market acceptance.

  Future financings may result in the substantial dilution of stockholders' interests and may result in future investors being granted rights superior to those of existing stockholders.

Continued research and development efforts are required or our products may be rendered obsolete by other technological developments.

  We are engaged in a field characterized by extensive research efforts. There remains a risk that the research financed by us in the future could prove unproductive. Furthermore, there can be no assurance that research and discoveries by other companies will not render our programs superfluous or obsolete. This is true for all companies who operate in the same field.

Competition in our industry is intense, and an inability to compete successfully may harm our business.

  The biomedical, drug delivery, biopharmaceutical and pharmaceutical industries are highly competitive. Our business and research efforts compete with drug discovery programs at biotechnology, drug delivery, biopharmaceutical and pharmaceutical companies, as well as with internal drug discovery efforts of pharmaceutical companies acting independently or in collaboration with other companies. In addition, academic institutions, government agencies throughout the world and public and private organizations conducting research may seek intellectual property protection, discover competing products, or establish collaborative arrangements in our area of research and development.

We face exposure to liability for our products.

  During recent years, lawsuits resulting in very substantial liability have been filed against companies engaged in the manufacture of pharmaceutical and other medical-related products or devices which have subsequently proved harmful to human health. Many of these cases have exposed companies to liability long after the products have been brought to market, even though, at the time of their development, based on extensive research, there were no perceived risks of injury. Thus, notwithstanding United States Food and Drug Administration ("FDA") or other foreign governmental approval, there can be no assurance that we will not be subject to liability from the use of our products, or that our product liability coverage will be adequate to protect against future claims. Management intends to have third parties manufacture and distribute certain of our products and believes that our exposure to liability will thereby be lessened. However, there can be no assurance that this result will be achieved.

We rely on certain key suppliers in order to produce our products.

  We contract out manufacture of all of our products and purchase raw materials from third-party suppliers. We recently established a dual supply chain for Kinetin. Although we believe that other suppliers are available who can produce similar materials and products, there can be no assurance that such materials would be available to us on an immediate basis if needed, or at prices similar to those now paid by us.

If we are unable to effectively protect our intellectual property, we would be unable to prevent third parties from using our technology, which could impair our ability to compete in the market, and the cost of enforcing our proprietary rights may be expensive and result in increased losses.

  Our success will depend in part on our ability to obtain and maintain meaningful patent protection for our products, both in the United States and in other countries, and our inability to do so could harm our competitive position. We rely on our issued and pending patent applications in the United States and in other countries to protect a large part of our intellectual property and our competitive position. We cannot assure you that any of the currently pending or future patent applications will issue as patents, or that any patents issued to us will not be challenged, invalidated, held unenforceable or circumvented. Further, we cannot assure you that our intellectual property rights will be sufficiently broad to prevent third parties from producing competing products similar in design to our products.

  In addition to patent protection, we also rely on protection of trade secrets, know-how and confidential and proprietary information. We generally enter into confidentiality agreements with our employees, consultants and our collaborative partners upon commencement of a relationship with us. However, we cannot assure you that these agreements will provide meaningful protection against the unauthorized use or disclosure of our trade secrets or other confidential information or that adequate remedies would exist if unauthorized use or disclosure were to occur. The exposure of our trade secrets and other proprietary information would impair our competitive advantages and could have a material adverse effect on our operating results, financial condition and future growth prospects. Further, we cannot assure you that others have not or will not independently develop substantially equivalent know-how and technology.

  Our commercial success also depends in part on avoiding the infringement of other parties' patents or proprietary rights and the breach of any licenses that may relate to our technologies and products. We are aware of several third-party patents that may relate to our technology. We believe that we do not infringe these patents but cannot assure you that we will not be found in the future to infringe these or other patents or proprietary rights of third parties, either with products we are currently developing or with new products that we may seek to develop in the future. If third parties assert infringement claims against us, we may be forced to enter into license arrangements with them. We cannot assure you that we could enter into the required licenses on commercially reasonably terms, if at all. The failure to obtain necessary licenses or to implement alternative approaches may prevent us from commercializing products under development and would impair our ability to be commercially competitive.

  We may also become subject to interference proceedings conducted in the U.S. Patent and Trademark Office to determine the priority of inventions.

  The defense and prosecution, if necessary, of intellectual property suits, USPTO interference proceedings and related legal and administrative proceedings will result in substantial expense to us and significant diversion of effort by our technical and management personnel. An adverse determination in litigation or interference proceedings to which we may become a party could subject us to significant liabilities to third parties, could put our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

  Further, there is a risk that some of our confidential information could be compromised during the discovery process of any litigation. During the course of any lawsuit, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. If securities analysts or investors perceive these results to be negative, it could have a substantial negative effect on the trading price of our stock.

Regulation by government agencies imposes significant costs and restrictions on our business activities.

  The production and sale of pharmaceutical products is highly regulated. Our ability and the ability of our partners to secure regulatory approval for our products and to continue to satisfy regulatory requirements will determine our future success. We may not receive required regulatory approvals for our products or receive approvals in a timely manner. In particular, FDA and comparable agencies in foreign countries, including the European Medicines Evaluation Agency and the Medicines Control Agency ("MCA") in the U.K., must approve human therapeutic and preventive products before they are marketed. This approval process can involve lengthy and detailed laboratory and clinical testing, sampling activities and other costly and time-consuming procedures. While the time required to obtain approval varies, it can take several years. Delays in obtaining regulatory approvals could adversely affect the marketing of products and our ability to receive product revenues or royalties. We cannot guarantee that we will be able to obtain the necessary approvals for clinical testing or for the manufacturing and marketing of any products that we develop.

  We are also subject to ongoing regulatory review. Discovery of previously unknown problems with a product, manufacturer or facility or other violations of regulatory requirements may result in:

 .  fines;

 .  suspensions of regulatory approvals;

 .  product recalls; and

 .  criminal prosecution.

  The failure to obtain regulatory approvals, the restriction, suspension or revocation of regulatory approvals or any other failure to comply with regulatory requirements or changes in the regulatory framework could materially and adversely affect our business.

Professional guidelines could adversely affect our business.

  Private health organizations and science foundations may publish recommendations for treatments, which affect various therapies, drugs or procedures, including any products we might develop. These recommendations may relate to:

 .  usage;

 .  dosage;

 .  method of administration; and

 .  use of other therapies simultaneously.

  If patients and health care providers follow recommendations or guidelines that result in decreased use of our products, our business could be materially and adversely affected.

The price of our ADSs is volatile.

  The market price of American Depositary Shares representing our Ordinary shares, like that of other biotechnology companies, has fluctuated significantly. Factors that could cause our stock price to fluctuate in the future may include:

 . announcements by us or our competitors of clinical trial results and other product developments;

 . adverse developments in the protection of intellectual property or other legal matters;

 . announcements in the scientific and research community or by other biotechnology companies;

 .  regulatory changes that affect our products;

 .  fluctuations in our operating results; and

 .  changes in third-party reimbursement policies or in medical practices.

Third-party reimbursement and health care cost containment initiatives may constrain our future revenues.

  Our ability to successfully market any product we develop, and particularly with respect to our Invicorp product candidate, will depend in part on the level of reimbursement that government health administration authorities, private health coverage insurers and other organizations provide for the cost of our products and related treatments. We may not be able to sell our products profitably if reimbursement is unavailable or limited in scope. Third-party payors may not reimburse patients for newly approved health care products such as those that we are developing. Increasingly, third-party payors are attempting to contain health care costs in ways that are likely to impact our development of products including:

 .  challenging the prices charged for health care products;

 . limiting both coverage and the amount of reimbursement for new therapeutic products;

 . denying or limiting coverage for products that are approved by the regulatory agencies but are considered experimental or investigational by third-party payors; and

 . refusing to provide coverage when an approved product is used in a way that has not received regulatory marketing approval.

United States judgments may not be enforceable against us.

  Judgments of United States courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable against us in English courts. As a result, stockholders who obtain a judgment against us in the United States may not be able to require us to pay the amount of the judgment.

                                  THE COMPANY

  Senetek is a science-driven biotechnology company that develops, manufactures and markets proprietary products for the enhancement of quality of life, primarily products for the diagnosis and treatment of aging-related healthcare problems. Recently, we have decided to focus on two business sectors, biopharmaceuticals, in particular therapeutic agents for erectile dysfunction and female sexual dysfunction, and proprietary skincare technologies. In connection with product development activities, we sponsor research in the life sciences and biotechnology fields.

  Senetek is a public limited company that was registered in England in 1983 (registration number 1759068). We have two wholly-owned subsidiaries, Senetek Drug Delivery Technologies Inc. and Carme Cosmeceutical Sciences Inc., both of which are Delaware corporations.

  Our principal executive offices are located at 620 Airpark Road, Napa, California 94558, and our telephone number at that address is (707) 226-3900.

                           THE SELLING STOCKHOLDERS

  All of the American Depositary Shares representing Ordinary shares are being sold by the Selling Stockholders of the Company identified in the following table (including the footnotes). The table (including the footnotes) also sets forth information regarding the beneficial ownership of our outstanding Ordinary shares as of May 15, 2000 for each of the Selling Stockholders. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. Because the Selling Stockholders may sell all or some portion of the ADSs covered by this prospectus, we cannot estimate the number of ADSs, and the percentage of outstanding shares, that will be held by any of them after any particular sale. The address of Silver Creek Investments, Ltd., Bomoseen Investments, Ltd., Dandelion Investments, Ltd., Elstree Holdings, Ltd., and Wallington Investments, Ltd. is c/o Robert T. Tucker, Esq.,
61 Purchase Street, Suite 2, Rye, New York, 10580.

                                                                      Number of
                                             Number of                   ADSs
                                                ADSs    Percentage(1)  Offered
                                             ---------- ------------- ----------
Silver Creek Investments, Ltd.(2)...........  2,865,086      4.9%      2,865,086
Bomoseen Investments, Ltd.(3)...............  2,865,086      4.9%      2,865,086
Dandelion Investments, Ltd.(4)..............  1,951,580      3.3%      1,951,580
Elstree Holdings, Ltd.(5)...................  1,951,581      3.3%      1,951,581
Wallington Investments, Ltd.................    378,788      0.6%        378,788
Total....................................... 10,012,121       17%     10,012,121

--------
(1) Based on 58,414,017 Ordinary shares outstanding as of May 15, 2000. For the purposes of calculating the beneficial ownership of each of the Selling Stockholders, we have assumed exercise in full of such Selling Stockholder's warrants.
(2) Includes 2,238,817 Ordinary shares issuable upon exercise of currently exercisable warrants. Robert T. Tucker, Esq. is the sole director of Silver Creek Investments, Ltd. In his capacity as director, he may be deemed to share beneficial ownership of any shares beneficially owned by Silver Creek Investments, Ltd. but disclaims any such beneficial ownership.
(3) Includes 2,238,817 Ordinary shares issuable upon exercise of currently exercisable warrants. Robert T. Tucker, Esq. is the sole director of Bomoseen Investments, Ltd. In his capacity as director, he may be deemed to share beneficial ownership of any shares beneficially owned by Bomoseen Investments, Ltd. but disclaims any such beneficial ownership.
(4) Includes 1,524,992 Ordinary shares issuable upon exercise of currently exercisable warrants.
(5) Includes 1,524,992 Ordinary shares issuable upon exercise of currently exercisable warrants.

  No predictions can be made as to the effect, if any, that future sales of ADSs, or the availability of ADSs for future sales, will have on the market price of the ADSs prevailing from time to time. Sales of substantial amounts of ADSs (including ADSs issued upon the exercise of stock options or warrants), or the perception that such sales could occur, could adversely affect prevailing market prices of the ADSs.

                           DESCRIPTION OF SECURITIES

American Depositary Shares

  The Bank of New York acts as the depositary bank for the American Depositary Shares. The Bank of New York's depositary offices are located at 90 Washington Street, New York, New York 10015. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs are normally represented by certificates that are commonly known as American Depositary Receipts or "ADRs." The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is The Bank of New York's London, England office.

  We have appointed The Bank of New York as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement and any amendment to date is on file with the SEC under cover of a Registration Statement on Form F-6 (Reg. No. 33-71618). You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.

  We are providing you with a summary description of the ADSs and your rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that a holder's rights and obligations as an owner of ADSs will be determined by the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety as well as the form of ADR attached to the deposit agreement.

  Each ADS represents one Ordinary share on deposit with the custodian bank. An ADS will also represent any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

  If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement is governed by New York law. However, our obligations to the holders of Ordinary shares will continue to be governed by the laws of England, which may be different from the laws of the United States.

  As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name or through a brokerage or safekeeping account. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Please consult with your broker or bank to determine what those procedures are. This summary description assumes you have opted to own the ADSs directly by means of an ADR registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns new ADSs and will own ADSs at the relevant time.

Deposit and Withdrawal of Shares

  Upon deposit with the Custodian in London of Ordinary shares or evidence of rights to receive such Ordinary shares accompanied by any appropriate instrument of transfer or endorsement as may be required by the Custodian and subject to the terms of the Deposit Agreement, the Depositary will execute and deliver at its Corporate Trust Office, which is presently located at 48 Wall Street, New York, New York 10286, to the persons specified by the depositor of such Ordinary shares, an ADR or ADRs registered in the name of such person or persons for the number of ADSs issuable in respect of such deposit.

  Upon surrender of ADSs at the Corporate Trust Office of the Depositary, and upon payment of the charges provided in the Deposit Agreement, ADR holders are entitled to delivery at the office of the Custodian in London of the certificates representing the Ordinary shares and at such office of the Custodian or, at the discretion of the

Depositary, at the Corporate Trust Office of the Depositary, any other property that the surrendered ADRs evidenced the right to receive. The forwarding of share certificates and other proper documents of title for such delivery at the Corporate Trust Office of the Depositary in New York City will be at the risk and expense of the ADR holder.

Dividends, Other Distributions and Rights

  The Depositary is required to convert into dollars, to the extent that in its judgment it can do so on a reasonable basis, all cash dividends and other cash distributions denominated in pounds sterling (or any other currency other than dollars) that it receives in respect of the deposited Ordinary shares, and to distribute the amount received to the holders of ADRs in proportion to the number of ADSs held by them corresponding to such Ordinary shares. The amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of any applicable taxes.

  If we declare a dividend in, or free distribution of, additional Ordinary shares, the Depositary may cause a distribution of ADRs to the holders of outstanding ADRs, in proportion to the number of ADSs that represent the number of Ordinary shares distributed. If additional ADRs are not distributed, each ADS shall thereafter also represent the additional Ordinary shares distributed in respect of the Ordinary shares represented by such ADS prior to such distribution.

Record Dates

  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Ordinary shares, the Depositary will fix a record date for the determination of the holders of ADRs who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

Voting of the Underlying Ordinary Shares

  Upon receipt of notice of any meeting of holders of Ordinary shares, the Depositary has agreed that, as soon as practicable thereafter, it will mail the information contained in such notice of meeting to the record holders of ADRs. The record holders of ADRs at the close of business on the date specified by the Depositary are entitled under the Deposit Agreement, subject to any applicable provisions of English law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the Ordinary shares represented by the ADSs that are evidenced by the ADRs held by such record holders. The Depositary has agreed that it will endeavor, insofar as practicable, to vote the Ordinary shares so represented in accordance with such instructions.

Amendment and Termination of the Deposit Agreement

  The ADRs and the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. Any amendment that imposes or increases any fees or charges (other than the fees of the Depositary for the execution and delivery of ADRs and taxes or other governmental charges), or that otherwise prejudices any substantial existing right of ADR holders, will not take effect as to outstanding ADRs until the expiration of three months after notice of such amendment has been given to the record holders of outstanding ADRs. Every holder of an ADR at the time such amendment becomes effective as aforesaid will, if such holder shall have been given such notice, be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of any ADR holder to surrender the ADRs held by such holder and receive therefor the underlying Ordinary shares and any other properly represented thereby.

  When so directed by Senetek, the Depositary has agreed to terminate the Deposit Agreement by mailing notice of such termination to the record holders of all ADRs then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may similarly terminate the Deposit Agreement at any time 60 days after the Depositary has delivered to Senetek a notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. The Deposit Agreement provides that Senetek will use its best efforts to appoint a successor Depositary. If any ADRs remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the holders thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to the underlying Ordinary shares and any other property, the sale of rights and the delivery of underlying Ordinary shares, together with any dividends or other distribution received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADRs. At any time after the expiration of one year from the date of termination, the Depositary may sell the underlying Ordinary shares and any other property and hold the net proceeds for the pro rata benefit of the holders of ADSs that have not heretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for net proceeds and other cash. Upon the termination of the Deposit Agreement, Senetek will also be discharged from all obligations thereunder, except for certain obligations to the Depositary.

Charges of Depositary

  The Company paid all charges of the Depositary in connection with the initial issuance of the ADRs evidencing the ADSs deposited with the Custodian. Presently, the Depositary will charge (i) any party to whom ADRs are delivered in connection with the deposit of Ordinary shares, and (ii) any party surrendering ADRs in exchange for Ordinary shares or other underlying securities, $.03 per issuance or cancellation for each ADS thereafter evidenced by the ADRs so deposited or surrendered. The Company will pay all other charges of the Depositary and all charges of any registrar or co-registrar under the Deposit Agreement, including charges for issuance of ADRs payable as a dividend or distribution or in connection with a rights offering to stockholders, except for taxes and other governmental charges; any applicable transfer or registration fees on deposit or withdrawal of Ordinary shares; certain cable, telex, facsimile transmission and delivery charges and other expenses that are incidental to the conversion by the Depositary of any other currency into dollars, pursuant to the Deposit Agreement, received by the Depositary with respect to the Ordinary shares held on deposit.

General

  Neither we nor the Depositary will be liable to the holders of ADRs if prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of Senetek and the Depositary under the Deposit Agreement are expressly limited to performing their respective duties specified therein.

  If any ADRs and ADSs evidenced thereby are listed on one or more stock exchanges, the Depositary will act as registrar or, with our approval, appoint a registrar or co-registrars for registration of such ADRs in accordance with the requirements of such exchanges. In carrying out its functions, any registrar or co-registrar will be entitled to protection and indemnity to the same extent as the Depositary. Such registrar or co-registrars shall upon our request, and may with our approval, be removed and a substitute or substitutes will be appointed by the Depositary.

  The ADRs are transferable on the books of the Depositary; provided that the Depositary may close the transfer books, at any time and from time to time, when deemed expedient by it in connection with the performance of its duties. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of Ordinary shares, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees payable by the holders of ADRs. The Depositary may refuse to execute and deliver ADRs, register the transfer of any ADR or make any distribution of, or related to, Ordinary shares until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper. The execution and delivery, transfer and surrender of ADRs generally may be suspended, during any period when the transfer books of the Depositary or Senetek are closed, or if any such action is deemed necessary or advisable from time to time. Holders of ADRs may inspect the list of ADR holders at any reasonable time, provided that the purpose of such inspection shall be to communicate with holders of ADRs regarding the business of the Company or a matter related to the Deposit Agreement.

Ordinary Shares

  The authorized capital of the Company consists of 100,000,000 Ordinary Shares, nominal value 5p each. The concept of Ordinary shares in a limited company under the Companies Act of 1985 of England and Wales is similar to that of shares of common stock in a United States corporation.

General

  Our outstanding Ordinary shares are duly authorized and validly issued. The names of holders of Ordinary shares are registered in the Register of Stockholders of Senetek and certificates are issued (subject to the terms of issue of such shares) following allotment or receipt in the form of transfer bearing the appropriate stamp duty by the Company's Registrars, Independent Registrars Group Limited, Witham, Essex. Nonresidents of the United Kingdom may hold and exercise voting rights attaching to Ordinary shares.

  Holders of Ordinary shares are entitled to receive such dividends as may be recommended by our Board of Directors and approved by our stockholders in general meeting and such interim dividends as our Board may declare. Upon our liquidation or winding up, the assets available for distribution (as determined in accordance with applicable insolvency legislation), if any, will be distributed pro rata among the holders of Ordinary shares according to the amounts paid up on such shares.

Voting Rights

  At a meeting of stockholders, registered holders of the Ordinary shares present in person are entitled to one vote on a show of hands. On a poll every stockholder present in person or by proxy shall have one vote for every 5p in nominal amount of the Ordinary share capital held by him. A poll may be demanded upon any question by (i) the Chairman of the Board of Directors, (ii) not less than five stockholders present in person or by proxy and entitled to vote, (iii) a stockholder or stockholders present in person or by proxy representing not less than 1/10 of the total voting rights of all the stockholders having the right to vote at the meeting, or (iv) a stockholder or stockholders holding shares conferring a right to vote at the meeting, being shares in which the aggregate sum has been paid up to not less than 1/10 of the total sum paid up on all the shares confirming that right.

  Our Articles of Association provide that the quorum for a stockholders meeting is two stockholders present in person. An ordinary resolution requires a simple majority of the votes cast at a meeting of the stockholders. Special and extraordinary resolutions require a 3/4 majority of those attending and entitled to vote at a meeting of the stockholders. Variation of the rights relating to classes of shares require either (i) the consent in writing of the holders of at least 3/4 of the nominal amount of the issued shares of that class or (ii) the sanction of an extraordinary resolution passed at a separate meeting of the holders of the issued shares of that class. Privileges attaching to any class of shares may be varied in the manner (if any) provided by the rights attaching to such shares.

Preemptive Rights

  The English Companies Act of 1985 provides existing stockholders with rights of preemption on the issuance of new shares by us. A special resolution of our stockholders is required to disapply these preemption rights. A special resolution was passed on May 16, 1997 disapplying such preemption rights until May 15, 2002. These preemption rights can be disapplied for a further period by special resolution.

Rights of Dissenting Stockholders

  If a bidder makes an offer to acquire all of the shares in Senetek or all of the shares of any class or classes within Senetek a number of provisions contained within the Companies Act of 1985 apply in relating to the rights of minority stockholders. These rights include the right for the offeror (where it has acquired not less than 9/10 in value of the shares to which the offer relates) to give notice to the holder of any shares to which the offer relates which the offeror has not acquired or contracted to acquire that he desires to acquire those shares. Similarly, where the offeror acquired or contracted to acquire not less than 9/10 in value of the shares of any class to which the offer relates, the offeror may give notice to the holder of any shares of that class which the offeror has not acquired or contracted to acquire that he desires to acquire those shares on the terms of the offer unless the minority stockholder or stockholders obtain an order of the court preventing the compulsory purchase of those shares or specifying different terms of acquisition.

  In certain circumstances a stockholder also has the right to require an offeror to acquire their shares where the offeror has acquired or contracted to acquire not less than 9/10 in value of all the shares in the Company or where the offer relates to shares of any class or classes the offeror has acquired or contracted to acquire some but not all of the shares of that class and those shares amount to not less than 9/10 in value of all the shares of that class. These rights are set out in more detail in the Companies Act of 1985.

Stockholder Meetings

  We are obliged to hold an annual general meeting of our stockholders within 15 months of the previous annual general meeting. In addition, our Board of Directors may convene an extraordinary general meeting of stockholders when they consider it necessary to discuss special business of the Company. Extraordinary general meetings may also otherwise be convened in accordance with the Companies Act of 1985.

  For an annual general meeting of stockholders and an extraordinary general meeting called for the passing of a special resolution, at least 21 days written notice of the meeting must be given to stockholders. For all other extraordinary general meetings at least 14 days written notice must be given to stockholders. While an ordinary resolution of our stockholders is passed by simple majority of those voting on the resolution, a special resolution requires three-fourths of those voting on the resolution to vote in favor.

Transfer Agent

  The Bank of New York, 48 Wall Street, New York, New York 10286, is the Transfer Agent, Warrant Agent and Depositary for our Ordinary shares.

                                USE OF PROCEEDS

  The ADSs are being sold by the Selling Stockholders for their own accounts, and we will not receive any of the proceeds from the sale of the selling stockholders' Shares, other than $10,998,572 representing the exercise price of the warrants. The exercise price of the warrants is subject to reduction under certain circumstances.

                             PLAN OF DISTRIBUTION

  The ADSs covered by this Prospectus may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholders may sell the ADSs being offered hereby on the NASDAQ SmallCap Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The ADSs may be sold by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell ADSs as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (c) an over-the-counter distribution in accordance with the rules of the NASDAQ SmallCap Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the ADSs or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of ADSs in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell our ADSs short and redeliver the ADSs to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of ADSs offered hereby, which ADSs such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge ADSs to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged ADSs pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any ADSs that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

  In effecting sales, brokers, dealers or agents engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. We will pay all expenses incident to the offering and sale of the ADSs to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

  In order to comply with the securities laws of certain states, if applicable, the ADSs must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the ADSs may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

  We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of ADSs in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the ADSs offered hereby. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the ADSs against certain liabilities, including liabilities arising under the Securities Act.

  At the time a particular offer of ADSs is made, if required, a Prospectus Supplement will be distributed that will set forth the number of ADSs being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

  There can be no assurance that the Selling Stockholders will sell any or all of the ADSs offered by them hereunder.

                                 LEGAL MATTERS

  The legality of the securities offered by this prospectus will be passed upon for us by Latham & Watkins, London, England. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

                                    EXPERTS

  Our consolidated financial statements as of December 31, 1999 and December 31, 1998 and for each of the two years in the period ended December 31, 1999, which are incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by BDO Seidman LLP, independent certified public accountants. Our consolidated financial statements for the year ended December 31, 1997, which are incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Price Waterhouse, independent accountants. In each case, their reports (which contain certain explanatory paragraphs regarding our ability to continue as a going concern and which are also incorporated by reference herein) have been so included in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

 Securities Act Registration Fee..................................... $ 4,130.00
*Legal Fees and Expenses (other than Blue Sky)......................   30,000.00
*Accounting Fees and Expenses.......................................    5,000.00
*Printing Expenses..................................................    5,000.00
*Blue Sky Fees and Expenses.........................................    2,000.00
 Total..............................................................  $46,130.00

--------
* Estimated

Item 15. Indemnification of Directors and Officers.

Article 158 of the Articles of Association of the Registrant provides as follows:

                                   INDEMNITY

    "Subject to the provisions of the Statutes, every Director, or other Office or other Auditor for the time being of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities which they may sustain or incur in or about the execution of his office or otherwise in relation thereto."

Item 16. Exhibits.

  The following documents are filed as part of this registration statement.

Exhibit
Number                                    Description

 5.1  Opinion of Latham & Watkins*

10.1  Senetek No. 1 Share Option Scheme for Employees.

      Filed as an Exhibit to Registrant's Report on Form S-8 on October 8, 1993, Registration No. 33-70136, and incorporated herein by reference.

10.2 Asset Purchase Agreement dated as of July 31, 1995, between Carme International, Inc. a wholly owned subsidiary of Senetek PLC and Carme Inc.

      Filed as an Exhibit on Form 8-K, dated October 10, 1995 (as amended), and incorporated herein by reference.

10.3 Senetek No. 2 Executive Share Option Scheme for non-Executive Directors and Consultants.

      Filed as an Exhibit to Registrant's Registration Statement on Form S-8 on October 8, 1993, Registration No. 33-70136, and incorporated herein by reference.

10.4 Amended and restated Deposit Agreement dated November 6, 1992 between Senetek PLC and The Bank of New York.

      The form of such Agreement was filed as an Exhibit on Form F-6 with the Securities and Exchange Commission on March 19, 1992, Registration No. 33-46638, and is incorporated herein by reference.

10.5 Consulting Agreement dated May 1, 1994 between Senetek PLC and Dr. G.D. Frentz.

      Filed as an Exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

10.6 Service Agreement dated August 11, 1995 and supplemental agreement dated July 3, 1996 between Senetek PLC and Dr. G. Homan.

      Filed as an exhibit to Registrant's Annual Report on Form 10-K for the years ended December 31, 1995 and 1996 respectively and incorporated herein by reference.

10.7 Service Agreement dated August 11, 1995 and supplemental agreement dated July 3, 1996 between Senetek PLC and Mr. P.A. Logan.

      Filed as exhibits with corresponding Exhibit Number to Registrant's annual Report on Form 10-K for the years ended December 31, 1995 and 1996 respectively and incorporated herein by reference.

10.8 Service Agreement dated September 1, 1996 between Senetek PLC and Mr. A.J. Cataldo.

      Filed as an to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

10.9 Service Agreement dated October 1, 1996 between Senetek PLC and Mr. C.D. Brune.

      Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

10.10 Service Agreement dated June 30, 1997 between Senetek PLC and Mr. A.J. Cataldo

      Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

10.11 Service Agreement dated June 30, 1997 between Senetek PLC and Dr. G.
      Homan.

      Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

10.12 Service Agreement dated June 30, 1997 between Senetek PLC and Mr. C.D. Brune.

      Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

10.13 Service Agreement dated June 30, 1997 between Senetek PLC and Dr. R.A. Oakes.

      Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

10.14 Service Agreement dated December 30, 1998 between Senetek PLC and Mr. F.
      J. Massino.

      Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

10.15 Settlement Agreement dated April 13, 1999 by and among Senetek PLC, Windsor Capital Management, Ltd. and certain other parties thereto.

      Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

10.16 Securities Purchase Agreement dated April 13, 1999 by and among Senetek PLC and certain other parties thereto.

      Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

10.17 Securities Purchase Agreement ("Securities Purchase Agreement") dated April 14, 1999 between Senetek PLC and the various purchasers designated in the agreement.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

10.18 Form of Senior Secured Note due April 14, 2002 issued by Senetek PLC pursuant to the Securities Purchase Agreement.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

10.19 Form of Series A Warrant issued by Senetek pursuant to the Securities Purchase Agreement.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

10.20 Form of Series B Warrant issued by Senetek pursuant to the Securities Purchase Agreement.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

10.21 Form of Series C Warrant issued by Senetek pursuant to the Securities Purchase Agreement.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

10.22 Registration Rights Agreement dated as of April 14, 1999 among Senetek PLC and the parties designated therein.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

10.23 Security Agreement dated as of April 14, 1999 by and between Senetek PLC and the parties designated therein.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

10.24 Pledge Agreement dated as of April 14, 1999 by and between Senetek PLC and the parties designated therein.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

10.25 Pledge Agreement dated April 14, 1999 by and between Senetek Drug Delivery Technologies Inc. and the parties designated therein.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

10.26 Guaranty dated as of April 14,1999 executed by Senetek Drug Delivery Technologies Inc. and Carme Cosmeceutical Sciences Inc.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

10.27 Patent and Security Agreement dated as of April 14, 1999 between Senetek PLC and the parties designated therein.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

10.28 Fixed and Floating Security Document dated April 14, 1999 executed by Senetek PLC in favor of the Collateral Agent named therein.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

10.30 Settlement Agreement dated April 13, 1999 among Senetek PLC and the parties named therein.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

10.31 Employment Agreement dated April 15, 1999 between Senetek PLC and Dr. George Van Lear.

      Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

23.1  Consent of BDO Seidman LLP

23.2  Consent of Price Waterhouse

23.3  Consent of Latham & Watkins (included in Exhibit 5.1)

24    Powers of Attorney (contained on page II-6)
--------
*  To be filed by amendment.

Item 17. Undertakings.

(a) We hereby undertake:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to
      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Senetek pursuant to the provisions described in this registration statement above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Napa, California, on May 25, 2000.

                                       SENETEK PLC

                                       By: /s/      Frank J. Massino
                                          -------------------------------------
                                                    Frank J. Massino

                                       President, Chief Executive Officer and
                                       Chairman of the Board of Directors

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Frank J. Massino and Charles M. Biama, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

         Signature                           Title                      Date
         ---------            ------------------------------------   ------------
/s/     Frank J. Massino      Chairman, President and Chief          May 25,2000
----------------------------  Executive Officer (Principal
        Frank J. Massino      Executive Officer)

/s/     Charles M. Biama      Chief Financial Officer (Principal     May 25, 2000
----------------------------  Financial Officer and Principal
        Charles M. Biama      Accounting Officer)

/s/     Andreas Tobler        Director                               May 25, 2000
----------------------------
        Andreas Tobler

/s/     Gary D. Frentz        Director                               May 25, 2000
----------------------------
        Gary D. Frentz

/s/     Uwe Thieme            Director                               May 25, 2000
----------------------------
        Uwe Thieme

/s/     Steven Georgiev       Director                               May 25, 2000
----------------------------
        Steven Georgiev

                                 EXHIBIT INDEX

 Exhibit Number Description
 -------------- -----------
     5.1        Opinion of Latham & Watkins*
    23.1        Consent of BDO Seidman, LLP
    23.2        Consent of Price Waterhouse
    23.3        Consent of Latham & Watkins* (included in Exhibit 5.1)
    24          Powers of Attorney (contained on page II-6)

--------
*  To be filed by amendment.